UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 27, 2010

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 27, 2010, Chimera Investment Corporation (“Chimera” or the “Company”) held its Annual Meeting in New York, New York for the purpose of: (i) electing two Class III directors to serve on the board of directors (the “Board”) until the 2013 Annual Meeting of Stockholders; and (ii) ratifying the appointment of Deloitte & Touche LLP as Chimera’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The total number of shares of common stock entitled to vote at the Annual Meeting was 670,371,002, of which 609,083,826 shares, or 90.86%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of two Class III directors to serve on the Board until the 2013 Annual Meeting of Stockholders.

Director	Votes Received	Votes Withheld	Broker Non-Votes
Jeremy Diamond	508,333,183	4,007,723	96,742,920
John P. Reilly	509,704,945	2,635,961	96,742,920

All Class III director nominees were elected.  The continuing directors of the Company are Paul Donlin, Mark Abrams, Gerard Creagh, Paul Keenan, Matthew Lambiase and Dennis Mahoney.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2010 fiscal year.

For	Against	Abstentions

602,496,393	5,296,771	290,662

Further information regarding these proposals is set forth in Chimera’s definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	June 1, 2010